Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 33 and Amendment No. 76 to the Registration Statement on Form N-1A of GraniteShares ETF Trust (the “Trust”) regarding the Prospectus and Statement of Additional Information of GraniteShares YieldBOOST QQQ ETF, GraniteShares YieldBOOST SPY ETF, GraniteShares YieldBOOST Small Cap ETF. GraniteShares YieldBOOST Biotech ETF, GraniteShares YieldBOOST Financials ETF, GraniteShares YieldBOOST Gold Miners ETF, GraniteShares YieldBOOST Semiconductor ETF, GraniteShares YieldBOOST Technology ETF, GraniteShares YieldBOOST China ETF, GraniteShares YieldBOOST 20Y+ Treasuries ETF, GraniteShares YieldBOOST Bitcoin ETF, GraniteShares YieldBOOST AAPL ETF, GraniteShares YieldBOOST AMD ETF, GraniteShares YieldBOOST AMZN ETF, GraniteShares YieldBOOST BABA ETF, GraniteShares YieldBOOST COIN ETF, GraniteShares YieldBOOST META ETF, GraniteShares YieldBOOST MSFT ETF, GraniteShares YieldBOOST NVDA ETF, and GraniteShares YieldBOOST TSLA ETF, each a series of GraniteShares ETF Trust. We also consent to the use of our report dated August 29, 2024 on the financial statements and financial highlights of the Trust which appear in the 2024 Annual Report to Shareholders which are incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 28, 2024